Exhibit 99.1

                      BIO-key Reports 129% Revenue Increase

            Record Quarterly Revenue Achieved With Continued Strong
                      Quarterly Sequential Revenue Growth

Minneapolis, Minnesota--February 10, 2004-- BIO-key International, Inc. (OTC Bulletin Board: BKYI - News), the leader in finger-based biometric identification technology for identity management security solutions, announced today that it achieved record revenues for its fourth quarter ended December 31, 2003. Revenues for the quarter were $336,590 reflecting 129% growth over the previous quarter ended September 30, 2003.

"Revenue results for 2003 and for the fourth quarter in particular reflect an important milestone in the company's history as it demarcates transition of Bio-key from a development company to a revenue generating company," said Mike DePasquale, BIO-key's CEO. "Our significant increase in revenue reflects the growing interest in our cutting-edge fingerprint biometric technology."

Since inception Bio-key has invested over $25 million primarily developing the industry's most accurate and scalable finger-based biometric technology. BIO-key's patent pending VST open technology is the only technology that is vendor independent and is able to seamlessly operate with most industry finger-based hardware scanning devices. VST has unmatched capability, not only in highly accurate one-to-one authentication applications, but has unparalleled capability for one-to-many identification solutions with the ability today to scale to one million records.

In addition to previously announced new contracts and strategic partnerships with premier integrators such as Oracle, Northrop Grumman, HP, and SAFlink, and becoming a qualified supplier under a GSA contract, during the fourth quarter the company announced several important new contracts and relationships:

      - ChoicePoint, the leading provider of identification and credential verification services, has selected BIO-key's technology to integrate into an identity verification solution ChoicePoint will be piloting with several of its check cashing and retail customers.

      - The National Sheriffs' Association (NSA) and the Pegasus Research Foundation (PRF) awarded a $3.0 million dollar contract to Maximum Information Technology (MaxIT) and its Pegasus Technology Consortium
            (PTC) to expand the NSA Pegasus Program to address critical data interoperability issues for Sheriffs, law enforcement and first-responders and to support local law enforcement database sharing. The PTC, consists of MaxIT, Appriss Inc., Bio-Key International, Inc., Business Communications Inc., Circadence Corporation, Cquay Technologies, Dell, eLabs Inc., MS e-Center and Sun Microsystems.

      - Autodesk the world's leading design software and digital content company, has chosen Bio-key to be part of its emergency response solutions program for emergency response professionals to combine digital maps, building drawings, and emergency response information to quickly obtain and understand critical information in order to make informed decisions with confidence.

      - Netegrity, a leading provider of identity and access management solutions, has partnered with Bio-key to create ID Director for Netegrity SiteMinder, which integrates BIO-key's WEB-key biometric architecture with the Netegrity SiteMinder product.

Additionally, several important technology and product milestones were accomplished:

      - Bio-key Achieved a 0.00% False Accept Rate (FAR) and a 0.00% False Reject Rate (FRR) in the medium security category, in independent testing done by the International Biometric Group. These key measures mean that in the first visit, at the medium security category, BIO-key Vector Segment Technology stopped every unauthorized person from access and allowed every authorized person access.

      - Bio-key formed a joint venture with ClassifEye Ltd., to compress it's flagship biometric identity algorithms into embedded security solutions running on mobile and wireless devices. With Bio-key's VST as its core, this new generation of software will enable biometric technology to be utilized by stand-alone mobile devices such as cell phones, PDA's, tablets, and other portable computing products.

      - Bio-key a Certified Member of the Oracle(R) Partner Network, demonstrated its new integrated biometric identification solution for Oracle 9i and 10g platforms at the Oracle Apps World 2004 show. Utilizing the true user identification capabilities of WEB-key, Oracle E-Business suite customers can more securely and quickly manage enterprise user access while insuring the validity of their user population.

      - Bio-key received a "Product of the Year Award" by BiometriTech, a leading authority on biometrics and security. The independent biometric industry publication cited updates to BIO-key's Vector Segment Technology (VST) that allowed it to record outstanding False Reject and False Accept rates, increased speed, and improved overall accuracy.

During the fourth quarter, the company also reached agreement with its lender to restructure more than $9 million of short debt to long-term debt, with no additional cost or restrictions.

"This restructuring is a significant vote of confidence by our lender in the progress we have made, the efficacy of our plan and their belief in our future," said Tom Colatosti, BIO-key's Chairman. He concluded, "The Homeland Security market is huge and it is exceeded by commercial opportunities. We are putting all the pieces together - marketing partnerships, magnificent technology, building an order pipeline, financial strength and talented employees - to be positioned to take advantage of the burgeoning need for biometric security solutions."

About BIO-key

BIO-key develops and licenses advanced biometric finger identification technologies that are cost effective, scalable and easy to deploy. BIO-key products provide "True User Identification(TM)" for the prevention of data and identity theft while preventing false aliases. BIO-key pioneered the only finger identification algorithm that has been certified by the ICSA, and today continues that innovation by offering cost effective, high-performance one-to-many finger and one-to-one identification solutions that provide security and positive identification for both government and enterprise applications. (http://www.bio-key.com)

BIO-key Safe Harbor Statement

This news release contains forward-looking statements that are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements. The words "estimate," "project," "intends," "expects," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. For a more complete description of these and other risk factors that may affect the future performance of BIO-key International, see "Risk Factors" in the Company's Annual Report on Form 10-KSB and its other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

Contact:
Albert Maruggi
612-325-8126
amaruggi@providentpartners.net

                           BIO-key International, Inc.

                                  BALANCE SHEET
                                   (Unaudited)

                                                                  December 31,     December 31,
                                                                       2002             2003
                                                                  ------------     ------------
                  ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                       $     16,748     $  1,012,790
  Accounts Receivable - (net)                                           67,998          409,803
  Inventory                                                                 --           65,857
  Prepaid expenses                                                      50,897          165,928
                                                                  ------------     ------------

          Total current assets                                         135,643        1,654,378

FIXED ASSETS - (net)                                                        --           60,158

OTHER ASSETS                                                           121,991          150,206
                                                                  ------------     ------------

                                                                  $    257,634     $  1,864,742
                                                                  ============     ============
                 LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
     Current maturities of long-term obligations                  $  6,507,286     $         --
     Advances from shareholder                                              --           34,030
     Accounts payable                                                  354,694          351,742
     Accrued liabilities                                               572,701        1,304,789
     Deferred revenue                                                       --           10,000
                                                                  ------------     ------------

          Total current liabilities                                  7,434,681        1,700,561

LONG-TERM OBLIGATIONS, net of discount less current maturities              --        9,300,170

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
 Preferredstock - authorized, 5,000,000 shares
      of $ .01 par value (liquidation
      preference of $100 per share): Series B
      9% Convertible; issued and
      outstanding, 18,430 and 4,180 shares, respectively                   184               42
 Common stock - authorized, 60,000,000 shares
      of $.01 par value; issued and outstanding, 14,377,406
      and 21,222,889 shares, respectively                              143,774          212,229
 Additional contributed capital                                     16,284,399       18,327,992
 Deficit accumulated during the development stage                  (23,605,404)     (27,676,252)
                                                                  ------------     ------------
                                                                    (7,177,047)      (9,135,989)
                                                                  ------------     ------------

                                                                  $    257,634     $  1,864,742
                                                                  ============     ============

Footnote: Current maturities of long-term obligations has been moved to LONG-TERM OBLIGATIONS per agreement which extends the maturity date of all debt to September 30, 2005.

                           BIO-key International, Inc.

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                               Three months           Twelve months
                                            ended December 31,      ended December 31,
                                            ------------------      ------------------
                                                   2003                    2003
                                               ------------            ------------
Revenues
     Product sales                             $     94,690            $    102,507
     Licensing fees                                 239,900                 410,900
     Technical support
       and other services                             2,000                  10,694
                                               ------------            ------------
                                                    336,590                 524,101
Costs and other expenses
     Cost of product sales                           80,604                  86,435
     Cost of technical support
       and other services                               139                   2,646
     Selling, general
       and administrative                           569,379               2,118,122
     Research, development
       and engineering                              315,931               1,037,330
                                               ------------            ------------
                                                    966,053               3,244,533
                                               ------------            ------------
         Operating loss                            (629,463)             (2,720,432)

Other income (deductions)
     Interest expense                              (197,922)             (1,109,786)
     Sundry                                           1,400                   4,145
                                               ------------            ------------
                                                   (196,522)             (1,105,641)
                                               ------------            ------------
         NET LOSS                                  (825,985)             (3,826,073)
                                               ============            ============


Net loss                                       $   (825,985)           $ (3,826,073)
                                               ------------            ------------
Loss per common share                          $       (.04)           $       (.22)
                                               ============            ============
Weighted average number of
     common shares outstanding                   19,117,761              17,543,586
                                               ============            ============